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                                                                    EXHIBIT 23.1
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-88140, 33-88142, 33-88144 and 33-81011) and Form
S-3 (No. 333-27275) of JP Foodservice, Inc. of our report dated August 2, 1996, except as to Note 16, which is as of September 10, 1996 and except as to the pooling of interests with Valley Industries, Inc. and with Squeri Food Service, Inc., which is as of November 14, 1996, which appears on page F-2 of JP Foodservice, Inc.'s Annual Report on Form 10-K for the year ended June 28, 1997.



/s/ PRICE WATERHOUSE LLP

Baltimore, Maryland
September 22, 1997